Exhibit 99.1
DUPONT BOARD OF DIRECTORS
CORPORATE GOVERNANCE GUIDELINES
     These Guidelines serve as an important framework for the Board’s corporate governance practices and to assist the Board in carrying out its responsibilities effectively. The Board reviews these Guidelines periodically and may modify them as appropriate to reflect the evolution of its governance practices.
The Board
     Responsibility
     The Board has an active responsibility for broad corporate policy and overall performance of the Company through oversight of management and stewardship of the Company to enhance the long-term value of the Company for its shareholders and the vitality of the Company for its other stakeholders.
     Role
     In carrying out its responsibility, the Board has specific functions, in addition to the general oversight of management and the Company’s business performance, including providing input and perspective in evaluating alternative strategic initiatives; reviewing and, where appropriate, approving fundamental financial and business strategies and major corporate actions; ensuring processes are in place to maintain the integrity of the Company; evaluating and compensating the CEO; and planning for CEO succession and monitoring succession planning for other key positions.
     Duties
     Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibility. Directors are expected to attend meetings of the Board, its committees on which they serve, and the Annual Meeting of Stockholders; review materials distributed in advance of the meetings; and make themselves available for periodic updates and briefings with management via telephone or one-on-one meetings.
     Leadership
     The positions of Chairman of the Board and CEO are held by the same person, except in specific circumstances.
     Independence
     A majority of the Board are independent directors in accordance with the standards of independence of the New York Stock Exchange and as described in the Guidelines at Appendix A. The Corporate Governance Committee as well as the Board annually reviews relationships that directors may have with the Company to make a determination of whether there are any material relationships that would preclude a Director being independent.

     Qualifications
     Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; and business acumen. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. The Corporate Governance Committee considers candidates for potential nomination to recommend for approval by the full Board.
     The Board does not limit the number of other public company boards that a director may serve on. However, the Corporate Governance Committee considers the number of boards a director sits on. Directors are encouraged to limit the number of other public company boards to take into account their time and effectiveness and are expected to advise the Chairman in advance of serving on another board.
     When a director’s principal responsibilities or business association changes significantly, the director will tender his or her resignation to the Chairman for consideration by the Corporate Governance Committee of the continued appropriateness for Board service.
     No director may stand for reelection to the Board after reaching age 72. An employee director retires from the Board when retiring from employment with the Company, with the exception of the former CEO. The Board may in unusual circumstances and for a limited period ask a director to stand for reelection after the prescribed retirement date.
     Orientation and Continuing Education
     New directors participate in an orientation process to become familiar with the Company and its strategic plans and businesses, significant financial matters, core values including ethics, compliance programs, corporate governance practices and other key policies and practices through a review of background materials, meetings with senior executives and visits to Company facilities. The Corporate Governance Committee is responsible for providing guidance on directors’ continuing education.
     Compensation
     The Board believes that compensation for outside directors should be competitive. DuPont common stock is a key component with payment of a portion of director compensation as DuPont stock, options or similar form of equity-based compensation, combined with stock ownership guidelines requiring all outside directors to hold DuPont stock equal at least to two times the annual retainer within five years. The Compensation Committee reviews periodically the level and form of director compensation and, if appropriate, proposes changes for consideration by the full Board.
     Annual Self-Evaluation
     The Board and each Committee make an annual self-evaluation of its performance with a particular focus on overall effectiveness. The Corporate Governance Committee is responsible for overseeing the self-evaluation process.
     Access to Management and Advisors
     Directors have access to the Company’s management and, in addition, are encouraged to visit the Company’s facilities. As necessary and appropriate, the Board and its Committees may retain outside legal, financial or other advisors.

Board Meetings
     Selection of Agenda Items
     The Chairman establishes the agenda for Board meetings, in conjunction with Chairs of the committees. Directors are encouraged to suggest items for inclusion on the agenda and may raise subjects not specifically on the agenda.
     Attendance of Senior Executives
     The Board welcomes regular attendance of senior executives to be available to participate in discussions. Presentation of matters to be considered by the Board are generally made by the responsible executive.
     Executive Sessions
     Regularly scheduled Board meetings include a session of all directors and the CEO. In addition, the Board meets in regularly scheduled executive sessions without the participation of the CEO or other senior executives. The presiding director is generally the Chair of the Corporate Governance Committee, unless there is a matter within the responsibility of another committee, such as CEO evaluation and compensation, when the Chair of that committee presides.
Leadership Assessment
     Succession Planning
     The Board plans for succession to the position of CEO. The Compensation Committee oversees the succession planning process. To assist the Board, the CEO periodically provides the Board with an assessment of senior executives and their potential to succeed to the position of CEO, as well as perspective on potential candidates from outside the Company. The Board has available on a continuing basis the CEO’s recommendation should he/she be unexpectedly unable to serve. The CEO also provides the Board with an assessment of potential successors to key positions.
     CEO Evaluation and Compensation
     Through an annual process overseen and coordinated by the Compensation Committee, independent directors evaluate the CEO’s performance and set the CEO’s compensation.
October 2008

Guidelines for Determining the Independence
of DuPont Directors
It is the expectation and practice of the Board that, in their roles as members of the Board, all members will exercise their independent judgment diligently and in good faith, and in the best interests of the Company and its shareholders as a whole, notwithstanding any member’s other activities or affiliations.
However, in addition, the Board has determined that a majority of its members should be “independent” in that they are free of any material relationship with the Company or Company management, whether directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company. In furtherance of this objective, the Board has adopted the following Guidelines for determining whether a member is considered “independent”.
The Board will re-examine the independence of each of its members once per year and again if a member’s outside affiliations change substantially during the year.
For purposes of these Guidelines, “members of his/her immediate family” and similar phrases will mean a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers-and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than an employee) who shares the person’s home. “The Company” means the Company and all of its consolidated subsidiaries.
1.	Regardless of other circumstances, a Board member will not be deemed independent if s/he does not meet the independence standards adopted by the New York Stock Exchange, or any applicable legal requirement.*

2.	Except in special circumstances, as determined by a majority of the independent members of the Board, the following relationships will be considered not to be material relationships that would affect a Board member’s independence:
(a)	If the Board member is an executive officer or employee, or any member of his/her immediate family is an executive officer, of a bank to which the Company is indebted, and the total amount of the indebtedness does not exceed one percent (1%) of the total assets of the bank for any of the past three (3) years.

(b)	If the Board member or any member of his/her immediate family serves as an officer, director or trustee of a charitable or educational organization, and contributions by the Company do not exceed the greater of one million dollars (US$1,000,000) or two percent (2%) of such organization’s annual consolidated gross revenues, including annual charitable contributions, for any of the past three (3) years.
3.	If a Board member has a relationship that exceeds the thresholds described in Section 2 above, or another significant relationship with the Company or its management that is not described in Section 2 above, then the Board will determine by a majority of the independent members whether that member’s relationship would affect the Board member’s independence.

4.	The Board will consider all relevant facts and circumstances in determining independence.

5.	Any determinations of independence made pursuant to Section 3 above will be disclosed in the Company’s annual meeting proxy statement.
Appendix A
DuPont Board of Directors Corporate Governance Guidelines

*	Current New York Stock Exchange standards state that a director will not be independent:
(a)	If the Board member is, or has been within the last three years, an employee or any member of his/her immediate family is, or has been within the last three years, an executive officer of the Company;

(b)	If the Board member is a current employee/partner, or if any member of his/her immediate family is a current partner or a current employee of the Company’s auditor that participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or the Board member or his/her immediate family was within the last three years (but is no longer) a partner or employee of the firm and personally worked on the Company’s audit within that time;

(c)	If the Board member or any member of his/her immediate family is, or in the last three years has been, employed as an executive officer of another company where the Company’s present executive officers at the same time serve/served on that company’s compensation committee;

(d)	If the Board member is a current employee, or if any member of his/her family is a current executive officer, of another company that makes payments to, or receives payments from, the Company for property or services which exceed the greater of $1,000,000 or two percent of the other company’s annual consolidated gross revenues for any of the last three years; or

(e)	If the Board member, or a member of his/her immediate family, has received more than $100,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service which are not contingent in any way on continued service) during any twelve-month period within the last three years.
October 2008
Appendix A
DuPont Board of Directors Corporate Governance Guidelines